Exhibit 10.21

                                 FAX MEMORANDUM

                            SHARP & ASSOCIATES, INC.
                            9219 KATY FWY., SUITE 140
                              HOUSTON, TEXAS 77024
                        (713) 464-6688 FAX(713) 464-2672


TO:     Mike Sandel, President
        Faithwalk
        FAX# (281)469-7866


FROM:   Bill Sharp
        Property Manager and Agent for Landlord

PAGES:  1  including this cover page

RE:     New Lease at Bareley Land
--------------------------------------------------------------------------------

The Landlord has tentatively approved a new lease at the following rents:

Term: April 1, 2001 - July 31, 2002 (16 months; 4 of which have already passed)

April, 2001 - July, 2001 (4 months):

Base Rent               $4,950.00
Estm. C.A.M.            $  330.00
Estm. Water             $   60.00
                        ---------
Gross per month         $5,340.00


August, 2001 - July 31, 2002 (12 months)


Base rent               $5,775.00
Estm. C.A.M.            $  330.00
Estm. Water             $   60.00
                        ---------
Gross per month         $6,165.00


(C.A.M. and Water are estimates and Tenant shall be invoiced at the end of each calender year for any underpayment, or credited if Tenant overpaid for the calendar year. See the Lease for details.)

Prease give me a call on Monday to discuss this proposal.

                            SHARP & ASSOCIATES, INC.
                            9219 KATY FWY., SUITE 140
                              HOUSTON, TEXAS 77024
                                 (713) 464-6688
                               FAX (713) 464-2672

May 17, 2001

John Michael Sandel
FAITH WALK DESIGNS
10825 Barelay Lane, Suite "D"
Houston, Texas 77070

RE:     SHEPHERD TURK, INC.
        10825 BARELEY LANE, SUITE "D"

Dear Mr. Sandel:

Enclosed please find, for your review and signature, four (4) REVISED duplicate original OFFICE/WAREHOUSE LEASE AGREEMENTS for the referenced lease space, wherein the lease Term is extended for sixteen (16) months commencing April 1, 2001 and expiring July 31, 2002. A breakdown of the amended monthly rental payments is as follows:

     APRIL, 2001 - JULY, 2001                    AUGUST, 2001 - JULY, 2001
    $4,950.00       Monthly Base Rent         $5,775.00       Monthly Base Rent
    $  330.00       Monthly CAM               $  330.00       Monthly CAM
    $   60.00       Monthly Water             $   60.00       Monthly Water
    ---------                                 ---------
    $5,340.00       TOTAL PAYMENT             $6,165.00       TOTAL PAYMENT

If the terms meet with your approval, pleases sign, date below your signature on page 8 only insert your social security number and Texas Driver's license number in the spaces provided on page 8, and return three (3) Agreements to me with your check payable to SHEPHERD TURK, INC. in the amount of $3,765.00, the balance of your required Security Deposit ($6,165.00 less $2,400.00 transferred from a previous lease).

Once approved by the Lessor, I will forward on: (1) fully executed Lease to you, for your files.

Please do not hesitate to call me should you have any questions concerning this matter.


Sincerely

/s/ W. H. Sharp, Jr.

W. H. Sharp, Jr.
President
Agent for Owner/Lessor

enclosures

                        OFFICE/WAREHOUSE LEASE AGREEMENT


STATE OF TEXAS    )

COUNTY OF HARRIS  )

This Office/Warehouse Lease Agreement ("Lease") is entered into as of the ______day of________________, 2001, by and between the Lessor and the Lessee hereinafter named.


1.    LESSOR AND LESSEE:

      (a)   Lessor:                        SHEPHERD TURK INC.
                                           c/o Sharp & Associates, Inc.
      (b)   Lessor's Address:              9219 Katy Freeway, Suite 140
                                           Houston, Texas 77024

      (c)   Lessee:                        FAITH WALK DESIGNS

      (d)   Lessee's Guarantor:

      (e)   Lessee's Address:

            (i)      At the Demised
                     Premises              10925 Bareley Lane. Suite "D"
                                           Houston, Texas 77070

            (ii)     For Notices           10823 Dunbrook
                                           Houston, Texas 77070 or to the
                                           "Demised Premises"

      (f)   Lessee's Taxpayer
            Identification Number
            or Social Security
            Number:                        Tax ID# 2-460-82-6644-1

            Lessee's Emergency
            Phone No.:                     (0) 281/469-9355 (E) 281/955-5424

      (g)   Lessee's Trade Name:           FAITH WALK DESIGNS

      (h)   Additional Charges: All rental and other amounts payable under this
            Lease  by  Lessee,   other  than  Minimum   Guaranteed  Rental  and
            Percentage Rental.

      (i) Uniform Commercial Code - Financing Statement Filing Fee: Filing fee of $0.00 is payable upon execution of this lease.


2. DEMISED PREMISES: Approximately 16,500 square feet of space in the Office/Warehouse and being the space circumscribed by red lines on the Site Plan. Lessee acknowledges that in determining the number of square feel of space in the Demised Premises, all distances have been measured from the exterior face of all exterior walls and the center of all partition walls which separate the Demised Premises from any interior area.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION BY LESSEE AND/OR EXECUTION THEREOF BY LESSEE DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION BY ALL PARTIES HERETO AND DELIVERY OF A FULLY EXECUTED COUNTERPART HEREOF BY LESSOR TO LESSEE.

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3.    TERM: In  consideration of the obligation of Lessee to pay rent as herein provided and perform Lessee's obligations performable by Lessee under the provisions of this Lease, and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessor hereby takes from Lessor the demised premises. TO HAVE AND TO HOLD the Demised Premises for the Lease Term all upon the terms and conditions set forth in this Lease. Lessor further agrees that if Lessee shall perform all of the covenants and agreements herein required to be performed by Lease, Lessee shall, subject to the terms of this Lease, at all times during the continuance of this Lease have peaceful and quiet possession of the Demised Premises

      (a)   Commencement Date:             April 1, 2001

      (b)   Expiration Date:               July 31, 2002

      (c) Term: In the case of the first Lease Year, the period beginning on the Commencement Date and ending on the last day of the twelfth
            (12th) full calendar month after the Commencement Date. Such first Lease Year shall include the partial month, if any, at the commencement of the Lease Term if the Lease Term does not commence on the first (1st) day of the a calendar month. Each subsequent Lease Year shall he the period of twelve (12) full calendar months commencing with the date following the last day of the preceding Lease Year and ending on the last day of the twelfth (12th) full calendar month thereafter.

      (d) Office/Warehouse: 10825 Barely Lane, a commercial office/warehouse consisting of the existing and future buildings, parking area, sidewalks, service areas and other improvements now existing or hereafter erected on the land located in Harris County, Texas, more particularly described in Exhibit "A" attached hereto and made apart hereof for all purposes.

      (c) Site Plan: The map outlining the Office/warhouse and showing the Demised Premises in relation thereto, attached hereto as Exhibit "B" and made a part hereof for all purposes.

4.    RENTAL:       $89,100.00  payable in advance  in monthly  installments  of
                    $4,950.00 per month for months April,  2001 - July, 2001 and
                    $5,775.00 per month for months August, 2001 through July 31, 2002. The first such installment shall be due and payable on or before the Commencement Date and subsquent installments shall be payable on the first day of each succeeding calendar month of the term of this Lease, along with the $60.00 per month water utilization charge and the $330.00 per month Area Maintenance charge.

      (a) Prepaid Rental: $5,340.00 being Rental and Lessee's Share of Water and Common Area Maintenance Charges for the first 1st month(s) of the Lease Term and -0- Uniform Commercial Code -Financing Statement Filing Fee.

      (b) Security Deposit: Lessee shall deposit with Lessor upon execution hereof $6,165.00 ($2,400.00 transferred form prior lease) as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any part of the deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of the deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease Agreement. Lessor shall not be required to keep the deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or any other increment for its use, to Lessee upon his written request and subject to the following conditions:

            A. The full term of the Lease, including any renewals or extension periods, has expired;


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            B.    At the time of move out all rent must be paid in full  through the Lease Term (renewals and extensions included). THE DEPOSIT MAY NOT BE APPLIED TO RENT DUE AT MOVE OUT;

            C.    Lessee has surrendered the Demised Premises without eviction;

            D.    Lessee does not "hold over" at the end of the term;

            E.    LESSEE LEAVES HIS FORWARDING ADDRESS WITH LESSOR;

            F.    Lessee  surrenders  all  keys  to all  locks  on  the  Demised
                  Promises.

      (c) Late Charges and Returned Check Fees: All rent herein agreed to be paid by Lessee shall be payable at Lessor's office at 6909 Ashcroft, Suite 200 in Houston, Texas, or such other place as may hereafter be designated in writing by Lessor. In the event Lessee fails to pay to Lessor when due any installment of rental or other sum which may become due hereunder, Lessor will incur additional expenses in an amount not readily ascertainable and which has not been elsewhere provided for between Lessor and Lessee. If Lessee should fail to pay to Lessor when due any installment of rental or other sum payable hereunder, Lessee shall pay to Lessor on demand a late charge equal to the greater of $10.00 per day for rentals received after the 5th day of the month or 10% of the past due amount. Receipt of rental shall be determined by the envelope postmark or the date it is received at the office of Lessor. In addition, Lessee agrees to pay a $15.00 fee for each returned check plus late payment charges. Failure to pay such late charges or returned check fees upon demand therefore shall be an event of default hereunder. If Lessor has received more than one returned check, then Lessor reserves the right to request all future rental payments to be paid by money order, cashiers check or cash. This provision for such charges and fees shall be in addition to all other rights and remedies available to Lessor hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Lessor's remedies in any manner. Any late charge payable under the terms hereof shall be payable as additional rent hereunder and shall not be considered as a deduction from any other rentals owed.

5.    USE AND PROVISIONS

      (a) Permitted Use: General office and warehouse for manufacturer of painted furniture; no storage of hazardous materials, no outside storage of equipment and/or materials and for no other purpose whatsoever.

      (b) Special Provisions: See Addendum attached hereto and made a part of this Lease,

6. UTILITIES, TAXES AND INSURANCE: Lessee agrees to pay all charges incurred by him for the use of electric current, gas, all utilities appertaining to said premises or appurtenances during the existence, of this Lease, or a renewal or extension thereof, and to protect Lessor against any lien accruing upon the leased premises for any unpaid bills for the same. Lessee agrees to pay to Lessor a monthly water utilization charge of $60.00 due and payable with the rental on the first day of each calendar month of the Term of this Lease.

      Lessor shall be responsible for ad valorem real property taxes and building fire insurance coverage during the primary period of this Lease, except that Lessee agrees to pay any increase in the cost of such insurance on the building of which the Leased Premises form a part attributable to the nature of the business carried on therein by Lessee or otherwise resulting from the storage of any items, or material in such leased Premises.

      In addition, if alter the calendar year 2001 the ad valorem taxes or hazard insurance premiums on this land and/or building increase, Lessee consents and agrees to pay to Lessor, as additional rent, an amount equal to Lessee's pro rata portion of such increase over and above the taxes and insurance premiums for 2001. Such pro rata portion shall be a part of the total amount of such increase in the area of Leased Premises are a part. Any such amounts shall be paid within thirty (30) days after being notified to do so, such notice to set forth the manner in which the amount is computed. Failure to pay any amounts due hereunder shall constitute a breach in the same manner as failure to pay rent.

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7.    FIRE CLAUSE: If the improvements on said Leased Premises, during the terms of this Lease should be seriously damaged by fire, explosion, windstorm or in any other manner, so that said improvements may become untenantable, Lessor shall have the option within twenty (20) days thereafter either to cancel this Lease or to begin repairing or restoring the improvements to their former condition, as nearly as may be; if Lessor elects to repair or restore the improvements, the duration of time when the premises are untenantable shall be applied as a reduction of the term of the, Lease Agreement, so that no rent shall be paid during such time, but as soon as the Premises shall have been made tenantable again the Lessee shall then promptly reoccupy the Premises under the terms and conditions hereof. If the building is only partially damaged, so that there will be no total cessation of occupancy, Lessor shall repair the damage within reasonable dispatch, but there will be no abatement of the rent on account thereof. If the building is too badly damaged to repair the same or if Lessor elects not to restore it to a tenantable condition, the Lease shall terminate as of the date of destruction of said Premises, and the unmatured rent herein set forth shall be, canceled, and any unearned prepaid rental, if any, shall be refunded by Lessor to Lessee; but if the Lessee shall be in arrears in his payment of the rental accrued to that
      time,   Lessee  shall  forthwith  pay  up  the  unpaid  balance   thereof.
      Notwithstanding the above, should the damages to Leased Premises render them untenantable and there is less than six (6) months remaining on the term of the Lease, Lessee may terminate the Lease by so notifying Lessor in writing within ten (10) days after said damage.

8. REPAIRS: Lessee takes the Leased Premises "as is" when completed, and Lessor agrees to maintain only the roof and structure of the building on said Premises in a good state of repair (unless such damage is due to Lessee's negligence, in which case Lessee shall repair same); but all other repairs and maintenance of whatever nature, including replacement or repair of glass, doors, walls, plumbing, electrical, air conditioning, etc., if any, installation of fixtures and furniture, to be used by Lessee, lamp bulb replacement, shall be borne and paid for by Lessee. LESSEE IS NOT TO ALLOW WATER LEAKAGE FROM ANY PLUMBING FIXTURE IN THE LEASED PREMISES AND IS SOLELY RESPONSIBLE FOR ANY WATER LEAKAGE REPAIR. LESSOR MAY, AT LESSOR'S OPTION, MAKE THE NECESSARY REPAIRS AND LESSEE IS TO PROMPTLY REIMBURSE LESSOR UPON PRESENTATION OF INVOICE. Lessee shall also pay all such bills for labor and material, and produce receipts as evidence thereof when such repairs or alterations are made so that no liens may be lawfully claimed or fled against the property of the Lessor for non-payment of labor and materials used in making such repairs and alterations, Lessee agrees to yield up and surrender to Lessor immediate possession of said Premises at expiration of this lease by lapse of time or otherwise; the Premises as so surrendered to be in as good condition as when received, ordinary wear and tear excepted. Lessor shall require any and all containers therefore in a manner that complies with all federal, state and local laws or regulations applicable to Hazardous Substances.

9. LESSEE'S LIABILITY INSURANCE: Lessee shall procure and maintain throughout the terms of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Lessor and Lessee against all claims, demands or actions arising out of or in connection with Lessee's use or occupancy of the Demised Premises, or by the condition of the Demised Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 combined single limit and shall be written by insurance companies satisfactory to Lessor. Such policy or policies shall include (i) coverage for bodily injury and death, property damage and products liability coverage; (ii) contractual liability coverage insuring the obligations of Lessee under the terms of this Lease; and (iii) fire legal liability coverage with respect to the Demised Premises and the building of which they are a part. Lessee shall obtain a written obligation on the part of each insurance company to notify Lessor at least thirty (30) days prior to cancellation of or any material change in such policies. Such policies or duly executed certificates of insurance shall be promptly delivered to Lessor and renewals thereof required shall be delivered to Lessor at least thirty (30) days prior to the expiration of the respective policy terms. If Lessee should fail to comply with the foregoing requirements relating to liability insurance, Lessor may obtain such insurance and Lessee shall pay to Lessor on demand as additional Rent hereunder the premium cost thereof plus interest at the rate of eighteen percent (18%) per annum from the date of payment until repaid by Lessee.

10. INDEMNITY LIABILITY: Lessee shall indemnify and save harmless Lessor of and from any and all lines, suits, claims, demands and actions of any kind by reason of any breach, violation or nonperformance of any condition hereof on the part of Lessee, his agents or employees. Lessor shall not be liable to Lessee or Lessee's agents, employees, invites or visitors for any damage to person or property due to condition, design or defect in the building or its mechanical systems or elsewhere in the Demised

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      Premises  or  building,  except,  latent  defects of which  Lessor is and
      Lessee is not aware.

11. LOSS OR DAMAGE: Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, Acts of God, public enemy injunction, riot, strike, insurance, war, court order, requisition or order of governmental body of authority, or other matter beyond the control of Lessor, or any damage or inconvenience which may arise through repair of the roof or structure or failure to make any such repairs, or from any cause whatever, unless caused solely by Lessor's negligence.

12. ENTRY AND INSPECTION: Lessor, in person or through his agent or representative, shall have the right during the continuance of this Lease, at all reasonable and proper times, to enter into and upon these Premises or any part thereof for the purpose of examining the condition of same.

13. LEGAL USE: Lessor leases the Premises above described and Lessee accepts said Premises for use and occupancy for an office and warehouse subject to the limitations contained in this Lease, and any use of said Premises by Lessee in violation of any Statute, Ordinance or Regulation, Federal State or Municipal shall be in violation of the covenants of this Lease; and Lessee hereby agrees, in the carrying on of the business in the Lease Premises, to comply with all Federal, State and Municipal Laws and Regulations, and to keep said Premises in a condition so as not to be in violation of any such laws, ordinances or regulations; and on Lessee's failure to comply with such haws, Lessor may, at his option, declare this Lease forfeited and exercise any and all rights permitted in Paragraphs 12 and 13 hereof.

14. DEFAULT BY LESSEE: Default on the part of Lessee in paying said rent or any installment thereof, as hereinabove provided, or default on Lessee's part in keeping or performing any other term, covenant or condition of this Lease shall authorize Lessor, at his option at any time after default, without notice as to the default in paying rent, and after ten
      (10) days written notice to Lessee as to any other default, to declare this Lease terminated or at Lessor's option, to terminate Lessee's right to possession without terminating the Lease mid upon the occurrence of any one or more of such defaults, Lessor, immediately or at any time thereafter, may re-enter said Premises and remove all persons therefrom with or without legal process, and without prejudice to any of his other legal rights, and all claims for damages by reason of such re-entry arc expressly waived, as also are all claims for damages by reason of any distress warrants or proceedings by sequestration which Lessor may employ to recover said rents, or possession of said Premises; provided that other than default in paying rent which requires no notice, Lessor shall not leave the right to declare this Lease terminated if, within ten (10) days after such notice of any such other default, lessee corrects same.

15. REMEDIES: If the Demised Premises be abandoned or vacated by Lessee, or in the event of default as set out in the next preceding paragraph. Lessor at his option, instead of canceling said Lease, may take possession of said Premises and rent the same for the best price attainable and if the rent received through such re-letting is not at least equal to the rent provided for hereunder, Lessee shall pay and satisfy any deficiencies between the amount of the rent called for and that received through re-letting, and all expenses incurred by any such altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right, in case of abandonment, vacation of premises, or other breach of this Contract by Lessee, to treat the same as an entire breach and at Lessor's option immediately sue for the entire breach of this Contract and any and all damages occasioned Lessor thereby, Lessee agrees to pay Lessor all reasonable attorney's fees and expenses incurred by him in enforcing his rights under this Lease.

16. WAIVER: No waiver by Lessee of a breach of any of the covenants and conditions of this Lease shall be construed as being a waiver of any other succeeding breach of the same or other covenants; and the acceptance of any one or all of the installments of rent at any time other than that herein provided shall not be a waiver of the right to insist upon paymont of the succeeding installments thereof upon the day hereinabove provided for the payment.

17. BANKRUPTCY: If voluntary bankruptcy proceedings be Instituted by Lessee, or if proceedings be instituted by any one else to adjudge Lessee a Bankrupt, or if Lessee makes an assignment for the benefit of his creditors, or if execution be issued against him, or if the interest of Lessee in this Contract pass by operation of law to any person other than Lessee, this Lease may, at the option of lessor, be terminated by notice addressed to Lessee and mailed in the Post Office at Houston, Texas.

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18.   ASSIGMNENT AND SUBLETTING BY LESSEE; ALTERATONS AND IMPROVEMENTS:  Lessee
      shall not have the right to sub-let said Premises or to assign this Lease without the prior written consent of Lessor, nor permit said Premises to be used for any purpose other than stated in the USE clause herein, nor allow to be made any physical alterations to the building or within or around the building, nor erect nor hang any signs on the building or
      property   without  the  prior  written  consent  of  Lessor.   Any  such
      alterations or additions or improvements when made, shall at once become the property of Lessor, but this shall not apply to movable or trade fixtures nor furniture of Lessee. Lessor agrees not to unreasonably withhold consent to subletting by Lessee. Under no circumstances shall Lessee be released from his obligations hereunder. No signs or attraction board shall be erected upon or near the Leased Premises without Lessor's prior written consent.

19. LIENS FOR RENT: The Lessor shall have, and he is hereby given and granted, a valid first lien upon all of the assets of the Lessee in and on said Premises which lessee may have or own thereon at any time during the term of this Lease, as security for all rents due and to become due hereunder, it being agreed that the lien given aforesaid shall not be construed as a waiver of any statutory lien in favor of the Lessor but shall be additional thereto. Upon request of Lessor. Lessee agrees to execute
      Uniform Commercial Code financing statements relating to the aforesaid security interest, and also authorizes Lessor to do so in his behalf.

20. HOLDING OVER: In the event Lessee remains in possession of the Demised Premises after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a lessee at will at a rental equal to the Rent herein provided plus two hundred percent of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will.

21. POSSESSION: Lessor shall use reasonable diligence to complete the Demised Premises by the commencement time of this Lease, however, if for any reason the Demised Premises shall not be ready for occupancy by Lessee at such time, this Lease shall not be affected thereby except that the commencement date of this Lease shall be deferred to and begin upon the date that the Demised Premises shall become ready for occupancy and this Lease shall run for the full term thereafter, and Lessee shall have no claim against Lessor by reason thereof.

22. PEACEFUL ENJOYMENT: Lessee shall peacefully have, hold and enjoy the Premises subject to the terms hereof and provided Lessee performs all of the covenants and agreements of this Lease.

23. ASSIGNMENT BY LESSOR: This Lease shall insure to the benefit of the heirs, executors, administrators and assigns of Lessor and, with the written consent of Lessor first obtained and had, but not otherwise, to the successors and assigns of Lessee, the same as if such words had been inserted herein following the name of Lessor whenever appropriate.

24. SUBORDINATION: Lessor reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages whether now existing or hereafter placed upon the Lease Premises and the land and buildings of which said premises and a part of and upon any buildings hereafter placed upon the land of which the Leased Premises form a part. Lessee covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any such mortgage or mortgages that Lessor may request. Lessor shall have the right to transfer and assign in whole or in part, all of his rights and obligations under this Lease and in the building and property referred to herein.

25. EMINENT DOMAIN: If, during the term hereof, all of said Leased Premises shall be taken for public; or quasi-public purposes, this Lease shall thereupon terminate, but if only part of said Leased Premises be so taken, this Lease shall cease only as to the part taken and continue as to the part not so taken, and the rent herein shall be abated in the proportion that the building area so taken bears to the total area of the Premises herein leased, and it is expressly agreed and understood that all sums awarded or allowed for such taking ofsaid Leased Premises or any part thereof, or for damages for such taking, shall belong to the Lessor, and same are hereby assigned to the Lessor.

                                    6 of 8

26. NOTICES: Whenever under this Lease provision is made for notice of any kind, it shall be deemed sufficient notice of service thereof if such notice is to the Lessee in writing, by certified or registered mail, addressed to the Leased Premises, or the Lessor addressed to the attention of Edwin Freedman, 6909 Asheroft, Suite 200, Houston, Texas 77081 (or such other and different address or person as Lessor may designate).

27. WAIVER OF SUBROGATION AGREEMENT: Lessor hereby waives his right of recovery against Lessee for damages caused by fire, explosion, and other casualty to any of its property to the extent that recovery is made by the Lessor under insurance policies in effect at the time of loss; and Lessee hereby waives his rights of recovery against Lessor for damages to any of its property, caused by fire, explosion, and other casualty to the extent that recovery is made by the Lessee under insurance politics in effect at the time of loss.

28. TRASH DISPOSAL: Lessee shall pay a Trash Disposal Fee in the amount of $-0- per month.

29.   COMMON AREA:

      (a) The term "Common Area" is defined for all purposes of this Lease as all parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities, roof and other facilities intended for the common use of all tenants of the real property and improvements of which the demised premises are a part, but excluding space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Lessor reserves the right to change from time to time the dimensions and location of the Common Area, its employees, customers and invitees, shall have the non-exclusive right to use the Common Area, as consituted from time to time such use to be in common with Lessor, other tenants and persons permitted by Lessor to use the same, and subject to such reasonable rules and regulations governing use as Lessor may prescribe from time to time. Lessee shall not use any portion of the Common Area for storage or for any other purpose other than parking and access to and from the demised premises. Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alteration.

      (b) The Common Area shall be subject to Lessor's sole management and control and shall be operated and maintained in such manner as Lessor, in its sole discretion, shall determine.

      (c) In addition to rental and other charges prescribed in this Lease, Lessee shall pay to Lessor each month in advance at the same place as the rental is payable hereunder, the sum of $330.00 as Lessee's estimated share of the cost of operation, management and maintenance of the Common Area (including, among other costs, those incurred for lighting, painting, cleaning, inspecting, landscaping, repairing and replacing) which may be incurred by Lessor, in its sole discretion. If the lease term does not commence on the first day of a calendar month, Lessee shall also pay the pro rata part of such amount for such partial month. Upon the expiration of one (1) year after the commencement date of this Lease and at anytime thereafter, the amount hereinabove specified shall be adjusted to reflect changes in the price level of the common area maintenance costs. Lessor shall give Lessee written notice that an increase has become applicable in accordance with the provisions of this paragraph.

      (d) Lessee consents and agrees to pay to Lessor, as additional Rent, an amount equal to Lessee's pro rata portion of Lessor's actual Common Area Maintenance costs for the previous calendar year less the aggregate amount of estimated monthly Common Area Maintenance paid by Lessee for the same calendar year. Any such amounts shall be paid within thirty (30) days after being notified to do so, such notice to set forth the manner in which the amount is computed. Failure to pay any amounts due hereunder shall constitute a breach in the same manner as failure to pay Rent. If Lessee's monthly estimated Common Area Maintenance payments exceed Lessor's actual Common Area Maintenance costs for the same calendar year, then Lessor may refund any difference to Lessee, at Lessor's sole discretion.

                                     7 of 8

      EXECUTED IN DUPLICATE ORIGINALS this the______day of________________2001.



      LESSOR:                              LESSEE:

      SHEPHERD TURK INC.                   FAITH WALK DESIGNS

      By:______________________            By:______________________

      Name:       Edwin Freedman           Name:       John Michael Sandel

      Title:      Trustee                  Title:      Individually

      Date:                                Date:

                                           Home address:
                                           10823 Dunbrook
                                           Houston, Texas 77070
                                           Home Phone: (281) 955-5424
                                           SS#
                                           TDL#


      30. LESSOR'S AND LESSEE'S CONSTRUCTION OBLIGATIONS: Lesser is in possession of the Demised Premises under a prior lease dated September 1, 1997 which this Office/Warehouse Lease Agreement shall supercede and void any and all prior leases. Notwithstanding anything to the contrary contained herein, the Demised premises are already constructed to the extent of Lessor's obligations and Lessee has inspected the Demised Premises and accepts same in its "As Is" condition.

                                     8 of 8

                                   EXHIBIT "A"

                               LEGAL DESCRIPTION
                              10825 BARELEY LANE



      1.57 acres of land, lying in the William Waters Survey, Abstract 851, Harris County, Texas, and being a portion of that certain 41.2716 acre tract of land described in deed to Ronald D. Morney, Trustee, recorded under Film Code No. 164-27-1539, Deed Records of Harris County, Texas; said 1.57 acres of land being more particularly described by metes and bounds as follows, to-wit:

      COMMENCING at the Southwest  corner of the Ronald D. Morney Jr.,  Trustee,
      41.2716 acre tract Film Code 164-27-1539;

      THENCE, South 89 degrees 12 minutes 00 seconds East a distance of 524.77 feet to the point of beginning;

      THENCE, North 00 degrees 34 minutes 00 seconds West a distance of 366.35 feet to a point for corner; said point being in the South R-O-W of Barely Lane;

      THENCE, North 89 degrees 33 minute 29 seconds East along the South R-O-W of Bareley Lane a distance of 186.00 feet to a point for corner;

      THENCE, South 00 degrees 34 minutes 00 seconds East a distance of 370.03 feet to a point for corner in the South property line of the above mentioned Ronald D. Morney Tract;

      THENCE, North 89 degrees 12 minutes 00 seconds West a distance of 186.00 feet along the South property line of the Ronald D. Morney Tract to the point of beginning and containing 1.57 acres of land, more or less.

                                  EXHIBIT "B"

                                   SITE PLAN

                           JONES ROAD SERVICE CENTER
                              [SITE PLAN OMMITTED]






                               "DEMISED PREMISES"
                               16,500 Sq.Ft. +/-

                 Mailing Address: 10825 Bareley Lane, Suite "D"
                                  Houston, Texas 77070

                                    ADDENDUM


      LESSEE AGREES TO THE FOLLOWING:

      1. THERE SHALL BE NO MORE THAN THE ALLOTTED NUMBER OF CARS IN FRONT OF TENANT'S PREMISES. THE ALLOTTED NUMBER SHALL BE DETERMINED BY THE NUMBER OF SPACES OUTLINED BY PARKING LINES. AT NO TIME SHALL THERE BE CARS PARKED DOUBLE OR TRIPLE DEEP. LESSOR SHALL HAVE THE RIGHT TO TOW ANY VEHICLES, AT LESSEE'S EXPENSE, WHICH ARE NOT IN COMPLIANCE WITH THE FOREGOING REQUREMENTS.

      2. LESSEE SHALL MAINTAIN THE PARKING AREA IN FRONT OF THE LEASED PREMISES KEEPING IT FREE OF DEBRIS, OIL, OR OTHER SOLVENTS.

      3. ALL MECHANICAL OPERATIONS ARE TO BE PERFORMED ONLY ON THE INSIDE OF THE LEASED PREMISES.

      4. UPON TERMINATION OF THE LEASE FOR ANY REASON, THE LEASED PREMISES SHALL, AT LESSOR'S REQUEST, BE RESTORED TO THE SAME CONDITION EXISTING ON THE DATE OF THIS LEASE. INCLUDING WITHOUT LIMITATIONS, THE REMOVAL OR REPLACEMENT, AS THE CASE MAY BE, OF ALL INTERIOR PARTITIONS.

      5. LESSEE SHALL NOT CAUSE NOR PERMIT TO OCCUR IN THE LEASED PREMISES ANY NOISES WHICH IN LESSOR'S JUDGEMENT UNREASONABLY INTERFERES WITH THE BUSINESS OPERATIONS OF OTHER TENANTS IN THE BUILDING IN WHICH THE LEASED PREMISES ARE LOCATED.

      6. ALL EXTERIOR SIGNS. INCLUDING MERCHANDISE. DISPLAYS, ARE TO BE APPROVED BY THE LESSOR.

      7. LESSEE SHALL NOT WASH CARS ON THE INTERIOR NOR EXTERIOR OF THE LEASED PREMISES.

      8. LESSEE'S FAILURE TO COMPLY WITH ANY OF LESSEE'S OBLIGATIONS SET FORTH IN THIS ADDENDUM SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER PARAGRAPH 13 OF THE LEASE TO WHICH THIS ADDENDUM IS ATTACHED, WHEREUPON LESSOR MAY EXERCISE ALL, REMEDIES PROVIDED IN SAID PARAGRAPH 13. IN THE EVENT LESSOR NOTIFIES LESSEE MORE THAN TWO (2) TIMES OF ANY FAILURE TO PERFORM ANY OF THE OBLIGATIONS IN THIS ADDENDUM, LESSOR SHALL HAVE THE RIGHT AND OPTION TO TERMINATE THIS LEASE AT ANY TIME THEREAFTER.